Exhibit 99.1

FOR IMMEDIATE RELEASE

April 29, 2021

Columbia Banking System Announces First Quarter 2021 Results
and Quarterly Cash Dividend

Notable Items for First Quarter 2021

•Quarterly net income of $51.9 million and diluted earnings per share of $0.73
•Net loans increased $248.7 million, or 3%, during the first quarter of 2021
•Deposits increased $897.6 million, or 6%, during the first quarter of 2021
•Net interest margin of 3.31%, a decrease of 21 basis points from the linked quarter
•Nonperforming assets to period-end assets ratio decreased to 0.20%
•Loan balances subject to deferral were down 51% from December 31, 2020
•Regular cash dividend declared of $0.28 per share

TACOMA, Washington, April 29, 2021 -- Clint Stein, President and Chief Executive Officer of Columbia Banking System, Inc. and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s first quarter 2021 earnings, “The momentum gained by our bankers at the end of 2020 accelerated during the quarter, resulting in record first-quarter, non-PPP loan production, exceptional deposit inflows, and record performance for the financial services group. Creating this momentum was intentional. Throughout the pandemic we remained forward-looking and focused on keeping our operations open safely while supporting the unique needs of both existing and new clients.”
Mr. Stein continued, “I cannot be more proud of our team’s efforts. Every one of our employees has helped our clients and communities weather the difficulties of an unprecedented year. During the quarter, we handled a higher number of PPP loan applications in the second round than we did in the first round, supporting existing and gaining new clients, and we handled the forgiveness process for first round PPP clients. Those not directly involved in the PPP program focused on growing our business. As the pandemic eases and communities fully reopen, we are well-positioned to take advantage of new opportunities.”

Balance Sheet
Total assets at March 31, 2021 were $17.34 billion, an increase of $750.3 million from the linked quarter. Loans were $9.68 billion, up $248.7 million from December 31, 2020 as loan originations of $894.6 million were partially offset by loan payments and a decrease in loan utilization. Total Paycheck Protection Program (“PPP”) loans increased from $651.6 million at December 31, 2020 to $894.1 million at March 31, 2021, which includes $399.3 million from the first round of PPP loans from 2020 and $494.8 million from the more recent round of PPP loans in 2021. Interest-earning deposits with banks were $706.4 million, an increase of $271.5 million from the linked quarter. Debt securities available for sale were $5.50 billion at March 31, 2021, an increase of $286.2 million from $5.21 billion at December 31, 2020 as a result of purchases during the quarter partially offset by principal pay downs and a decline in unrealized gains. Total deposits at March 31, 2021 were $14.77 billion, an increase of $897.6 million from December 31, 2020 largely due to an increase in demand and other noninterest-bearing deposits. The deposit mix remained fairly consistent from December 31, 2020 with 50% noninterest-bearing and 50% interest-bearing.

Income Statement
Net Interest Income
Net interest income for the first quarter of 2021 was $124.0 million, a decrease of $7.1 million from the linked quarter and an increase of $1.6 million from the prior-year period. The decrease from the linked quarter is primarily due to interest income from loans, which decreased mainly due to lower average rates. In addition, the linked quarter included a $1.7 million recovery of interest related to a nonaccrual loan that paid off during the fourth quarter of 2020. The increase in net interest income from the prior year period was primarily a result of a reduction in interest expense on Federal Home Loan Bank (“FHLB”) advances and deposits, partially offset by a decline in interest income on loans. The decrease in interest expense was due to lower average balances of FHLB advances and lower rates on deposits. The decline in interest income from loans was mainly due to lower average rates. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.
Provision for Credit Losses
The Bank recorded a net provision recovery for credit losses for the first quarter of 2021 of $800 thousand compared to a net provision recovery of $4.7 million for the linked quarter and a net provision of $41.5 million for the comparable quarter in 2020.

Andy McDonald, Columbia's Executive Vice President and Chief Credit Officer, commented, “Overall credit metrics for the quarter were relatively stable. There were no material changes in our nonaccruals or nonperforming assets or within the loan portfolio, and we saw a modest release from the provision stemming from the improving economic forecast. We are seeing positive signs that the economy is recovering from the pandemic, and our focus with our clients has shifted to their longer-term cash flow needs.”
Noninterest Income
Noninterest income was $23.2 million for the first quarter of 2021, a decrease of $396 thousand from the linked quarter and an increase of $2.0 million from the first quarter of 2020. The decrease compared to the linked quarter was principally due to lower loan revenue. The increase in noninterest income during the first quarter of 2021 compared to the same quarter in 2020 was principally due to an increase in loan revenue partially offset by a decrease in deposit account and treasury management fees. The increase in loan revenue compared to the first quarter of 2020 was due to mortgage banking revenue, which increased $3.4 million due to higher loan volume and increased premium per loan on sold loans. The decrease in deposit account and treasury management fees was driven by a decrease in overdraft fees of $988 thousand compared to the same quarter in 2020 due to an overall decrease in the number of transactions amidst the pandemic as well as clients generally carrying higher cash balances in their deposit accounts.
Chris Merrywell, Columbia’s Executive Vice President and Chief Operating Officer, stated, “Our bankers have been busy delivering products and services that our clients value as we exit the pandemic. Our approach of staying open while maintaining the health and safety of our clients and our employees during the past year has resulted in expanded relationships and solid fee income. Mortgage volumes and sale executions continued to be very strong during the quarter, and our investment professional teams’ performance was the best in our history.”
Noninterest Expense
Total noninterest expense for the first quarter of 2021 was $83.6 million, a decrease of $741 thousand compared to the fourth quarter of 2020, principally due to a decrease in compensation and employee benefits expense partially offset by an increase in data processing and software expense. The decrease in compensation and employee benefits expense was mostly attributable to labor costs related to the origination of PPP loans. These labor costs are capitalized and amortized as a reduction to interest income over the life of the loan. The increase in data processing and software expense was driven by additional data processing expense associated with PPP loans.

Compared to the first quarter of 2020, noninterest expense decreased $712 thousand, principally due to a decrease in compensation and employee benefits expense partially offset by increases in data processing and software expense and regulatory premiums. The decrease in compensation and employee benefits expense and the increase in data processing and software expense are due to the items described in the preceding paragraph. The increase in regulatory premiums was the result of the Bank utilizing a portion of its Small Bank Assessment Credit during the first quarter of 2020 to pay for Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums. The final portion of the credit was utilized during the second quarter of 2020.
The provision for unfunded loan commitments, a component of other noninterest expense, for the periods indicated are as follows:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands)
Provision (recapture) for unfunded loan commitments	$1,500	$(1,300)	$1,000
Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the first quarter of 2021 was 3.31%, a decrease of 21 basis points and 69 basis points from the linked quarter and prior-year period, respectively. The decrease in the net interest margin (tax equivalent) compared to the linked quarter was due to a decrease in interest income from loans as result of the lower rate environment, as well as the linked quarter including additional interest income related to a nonaccrual loan that was paid off during the quarter. Notably, the average cost of total deposits for the quarter was 4 basis points, a decrease of 1 basis point from the fourth quarter of 2020. The decrease in the net interest margin (tax equivalent) compared to the prior-year period was driven by higher average interest-earning deposits with banks at an average rate of 10 basis points as well as lower rates on the loan and securities portfolios. For additional information regarding net interest margin, see the “Average Balances and Rates” tables.
Columbia’s operating net interest margin (tax equivalent)1 was 3.30% for the first quarter of 2021, which decreased 21 basis points compared to the linked quarter and decreased 72 basis points compared to the prior-year period. The decrease in the operating net interest margin for the first quarter of 2021 compared to the linked quarter and the decrease compared to the prior-year period were due to the items noted in the preceding paragraph.
1 Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

The following table highlights the yield on our PPP loans for the periods indicated:

	Three Months Ended
	March 31, 2021	December 31, 2020
Paycheck Protection Program loans	(dollars in thousands)
Interest income	$9,097	$9,218
Average balance	$828,051	$822,970
Yield	4.46%	4.46%

Aaron James Deer, Columbia’s Executive Vice President and Chief Financial Officer, stated, “While we are very encouraged by the strengthening economic outlook and steepening yield curve, our net interest margin may remain under modest pressure over the near term with some volatility stemming from PPP forgiveness. Longer term, we expect the margin to stabilize and ultimately expand as the rate environment improves and earning asset growth shifts back toward loans.”
Asset Quality
At March 31, 2021, nonperforming assets to total assets decreased to 0.20% compared to 0.21% at December 31, 2020. Total nonperforming assets decreased $1.3 million from the linked quarter, primarily due to a decrease in agriculture nonaccrual loans.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	March 31, 2021	December 31, 2020
	(in thousands)
Nonaccrual loans:
Commercial loans:
Commercial real estate	$7,317	$7,712
Commercial business	13,551	13,222
Agriculture	10,629	11,614
Construction	191	217
Consumer loans:
One-to-four family residential real estate	1,751	2,001
Other consumer	142	40
Total nonaccrual loans	33,581	34,806
OREO and other personal property owned	521	553
Total nonperforming assets	$34,102	$35,359

Nonperforming assets to total loans was 0.35% at March 31, 2021 compared to 0.37% at December 31, 2020.

The following table provides an analysis of the Company’s allowance for credit losses:

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands)
Beginning balance	$149,140	$156,968	$83,968
Impact of adopting ASC 326	—	—	1,632
Charge-offs:
Commercial loans:
Commercial real estate	—	(1,318)	(101)
Commercial business	(3,339)	(2,106)	(1,684)
Agriculture	—	(432)	(4,726)
Consumer loans:
One-to-four family residential real estate	—	(58)	(10)
Other consumer	(127)	(167)	(268)
Total charge-offs	(3,466)	(4,081)	(6,789)
Recoveries:
Commercial loans:
Commercial real estate	36	39	14
Commercial business	3,214	643	860
Agriculture	12	103	41
Construction	46	21	442
Consumer loans:
One-to-four family residential real estate	51	78	282
Other consumer	61	69	124
Total recoveries	3,420	953	1,763
Net charge-offs	(46)	(3,128)	(5,026)
Provision (recapture) for credit losses	(800)	(4,700)	41,500
Ending balance	$148,294	$149,140	$122,074
The allowance for credit losses to period-end loans was 1.53% at March 31, 2021 compared to 1.58% at December 31, 2020. Excluding PPP loans, the allowance for credit losses to period-end loans2 was 1.69% at March 31, 2021 compared to 1.70% at December 31, 2020.
Loan Deferrals
The following table shows the loan balances subject to deferral for the periods indicated:

	March 31, 2021	December 31, 2020
	(in thousands)
Loan balances subject to deferral	$71,426	$146,725

2 Allowance for credit losses to period-end loans, excluding PPP is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of allowance for credit losses to period-end loans to allowance for credit losses to period-end loans, excluding PPP loans.

Organizational Update
COVID-19 Update
Columbia continues to adapt to evolving COVID-19 guidance from federal, state and local healthcare officials as the availability of vaccines increases throughout the Northwest. Throughout the quarter, we periodically updated team members on vaccination information, directing them to government and local resources for appointment instructions, efficacy and safety information. All social distancing, cleaning protocols and other safety measures taken by Columbia remain in place and the Bank’s branch lobbies continue to serve clients in accordance with local guidance.
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.28 per common share on May 26, 2021 to shareholders of record as of the close of business on May 12, 2021.
Conference Call Information
    Columbia’s management will discuss the first quarter 2021 financial results on a conference call scheduled for Thursday, April 29, 2021 at 10:00 a.m. Pacific Time (1:00 p.m. ET). Interested parties may join the live-streamed event by using the site:
https://edge.media-server.com/mmc/p/bqd4pgqe
The conference call can also be accessed on Thursday, April 29, 2021 at 10:00 a.m. Pacific Time (1:00 p.m. ET) by calling 833-301-1160; Conference ID password: 2249249.
A replay of the call will be accessible beginning Friday, April 30, 2021 using the link below:
https://edge.media-server.com/mmc/p/bqd4pgqe

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. The bank has been named one of Puget Sound Business Journal's “Washington’s Best Workplaces,” more than 10 times and was ranked #1 in Customer Satisfaction with Retail Banking in the Northwest region by J.D. Power3 in the 2020 U.S. Retail Banking Satisfaction Study. Columbia was named the #1 bank in the Northwest on the Forbes 2020 list of “America’s Best Banks” marking nearly 10 consecutive years on the publication’s list of top financial institutions.
More information about Columbia can be found on its website at www.columbiabank.com.
3 Columbia Bank received the highest score in the Northwest region of the J.D. Power 2020 U.S. Retail Banking Satisfaction Study of customer satisfaction with their own retail bank. Visit jdpower.com/awards.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia’s business, operations, financial performance and prospects. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following:
•national and global economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our ability to continue internal growth and maintain the quality of our earning assets;
•the markets where we operate and make loans could face challenges;
•the risks presented by the economy, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations and loan portfolio delinquency rates;
•the efficiencies and enhanced financial and operating performance we expect to realize from investments in personnel, acquisitions and infrastructure may not be realized;
•interest rate changes could significantly reduce net interest income and negatively affect asset yields and funding sources;
•the effect of the discontinuation or replacement of LIBOR;
•results of operations following strategic expansion, including the impact of acquired loans on our earnings, could differ from expectations;
•changes in the scope and cost of FDIC insurance and other coverages;
•changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analysis relating to how such changes will affect our financial results could prove incorrect;
•changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and regulatory agencies;
•increased competition among financial institutions and nontraditional providers of financial services;
•continued consolidation in the Northwest financial services industry resulting in the creation of larger financial institutions that have greater resources could change the competitive landscape;
•the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings and capital;
•our ability to identify and address cyber-security risks, including security breaches, “denial of service attacks,” “hacking” and identity theft;
•any material failure or interruption of our information and communications systems;
•inability to keep pace with technological changes;
•our ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk and regulatory and compliance risk;
•failure to maintain effective internal control over financial reporting or disclosure controls and procedures;
•the effect of geopolitical instability, including wars, conflicts and terrorist attacks;
•our profitability measures could be adversely affected if we are unable to effectively manage our capital;
•natural disasters, including earthquakes, tsunamis, flooding, fires and other unexpected events;
•the effect of COVID-19 and other infectious illness outbreaks that may arise in the future, which has created significant impacts and uncertainties in U.S. and global markets;
•changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, including with regard to COVID-19; and
•the effects of any damage to our reputation resulting from developments related to any of the items identified above.

We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Clint Stein,	Aaron James Deer,
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-471-4065
	(COLB-ER)	(COLB&ER)

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited			March 31,	December 31,
			2021	2020
			(in thousands)
ASSETS
Cash and due from banks			$178,096	$218,899
Interest-earning deposits with banks			706,389	434,867
Total cash and cash equivalents			884,485	653,766
Debt securities available for sale at fair value (amortized cost of $5,417,373 and $4,997,529, respectively)			5,496,290	5,210,134
Equity securities			13,425	13,425
Federal Home Loan Bank (“FHLB”) stock at cost			10,280	10,280
Loans held for sale			26,176	26,481
Loans, net of unearned income			9,676,318	9,427,660
Less: Allowance for credit losses			148,294	149,140
Loans, net			9,528,024	9,278,520
Interest receivable			52,667	54,831
Premises and equipment, net			160,179	162,059
Other real estate owned			521	553
Goodwill			765,842	765,842
Other intangible assets, net			24,810	26,734
Other assets			372,417	382,154
Total assets			$17,335,116	$16,584,779
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing			$7,424,472	$6,913,214
Interest-bearing			7,342,994	6,956,648
Total deposits			14,767,466	13,869,862
FHLB advances			7,400	7,414
Securities sold under agreements to repurchase			38,624	73,859
Subordinated debentures			35,046	35,092
Other liabilities			211,517	250,945
Total liabilities			15,060,053	14,237,172
Commitments and contingent liabilities
Shareholders’ equity:
	March 31,	December 31,
	2021	2020
	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000
Issued	73,923	73,782	1,661,129	1,660,998
Outstanding	71,739	71,598
Retained earnings			607,040	575,248
Accumulated other comprehensive income			77,728	182,195
Treasury stock at cost	2,184	2,184	(70,834)	(70,834)
Total shareholders’ equity			2,275,063	2,347,607
Total liabilities and shareholders’ equity			$17,335,116	$16,584,779

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2021	2020	2020
Interest Income	(in thousands except per share amounts)
Loans	$100,315	$107,402	$107,366
Taxable securities	22,816	23,045	21,088
Tax-exempt securities	2,759	2,668	2,302
Deposits in banks	152	181	141
Total interest income	126,042	133,296	130,897
Interest Expense
Deposits	1,485	1,626	3,642
FHLB advances and Federal Reserve Bank ("FRB") borrowings	72	73	4,229
Subordinated debentures	468	467	468
Other borrowings	23	18	136
Total interest expense	2,048	2,184	8,475
Net Interest Income	123,994	131,112	122,422
Provision (recapture) for credit losses	(800)	(4,700)	41,500
Net interest income after provision (recapture) for credit losses	124,794	135,812	80,922
Noninterest Income
Deposit account and treasury management fees	6,358	6,481	7,788
Card revenue	3,733	3,497	3,518
Financial services and trust revenue	3,381	3,349	3,065
Loan revenue	7,369	7,960	4,590
Bank owned life insurance	1,560	1,619	1,596
Investment securities gains, net	—	36	249
Other	765	620	401
Total noninterest income	23,166	23,562	21,207
Noninterest Expense
Compensation and employee benefits	51,736	53,704	54,842
Occupancy	9,006	9,270	9,197
Data processing and software (1)	8,451	7,274	7,099
Legal and professional fees	2,815	3,573	2,102
Amortization of intangibles	1,924	2,011	2,310
Business and Occupation ("B&O") taxes	1,259	1,543	624
Advertising and promotion	760	1,644	1,305
Regulatory premiums	1,105	1,062	34
Net cost (benefit) of operation of other real estate owned	(63)	33	12
Other (1)	6,566	4,186	6,746
Total noninterest expense	83,559	84,300	84,271
Income before income taxes	64,401	75,074	17,858
Provision for income taxes	12,548	16,774	3,230
Net Income	$51,853	$58,300	$14,628
Earnings per common share
Basic	$0.73	$0.82	$0.20
Diluted	$0.73	$0.82	$0.20
Dividends declared per common share - regular	$0.28	$0.28	$0.28
Dividends declared per common share - special	—	—	0.22
Dividends declared per common share - total	$0.28	$0.28	$0.50
Weighted average number of common shares outstanding	70,869	70,732	71,206
Weighted average number of diluted common shares outstanding	71,109	70,838	71,264
__________
(1) Prior periods adjusted to conform to current period presentation.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	March 31,
	2021	2020	2020
Earnings	(dollars in thousands except per share amounts)
Net interest income	$123,994	$131,112	$122,422
Provision (recapture) for credit losses	$(800)	$(4,700)	$41,500
Noninterest income	$23,166	$23,562	$21,207
Noninterest expense	$83,559	$84,300	$84,271
Net income	$51,853	$58,300	$14,628
Per Common Share
Earnings (basic)	$0.73	$0.82	$0.20
Earnings (diluted)	$0.73	$0.82	$0.20
Book value	$31.71	$32.79	$30.93
Tangible book value per common share (1)	$20.69	$21.72	$19.76
Averages
Total assets	$16,891,682	$16,477,246	$13,995,632
Interest-earning assets	$15,419,371	$15,010,392	$12,487,550
Loans	$9,586,984	$9,533,655	$8,815,755
Securities, including equity securities and FHLB stock	$5,230,304	$4,765,158	$3,618,567
Deposits	$14,212,616	$13,864,027	$10,622,379
Interest-bearing deposits	$7,121,300	$6,873,405	$5,383,203
Interest-bearing liabilities	$7,217,471	$6,954,287	$6,375,931
Noninterest-bearing deposits	$7,091,316	$6,990,622	$5,239,176
Shareholders’ equity	$2,346,593	$2,311,070	$2,193,051
Financial Ratios
Return on average assets	1.23%	1.42%	0.42%
Return on average common equity	8.84%	10.09%	2.67%
Return on average tangible common equity (1)	13.73%	15.79%	4.72%
Average equity to average assets	13.89%	14.03%	15.67%
Shareholders' equity to total assets	13.12%	14.16%	15.77%
Tangible common shareholders’ equity to tangible assets (1)	8.97%	9.85%	10.68%
Net interest margin (tax equivalent)	3.31%	3.52%	4.00%
Efficiency ratio (tax equivalent) (2)	55.90%	53.70%	57.73%
Operating efficiency ratio (tax equivalent) (1)	55.30%	53.03%	57.24%
Noninterest expense ratio	1.98%	2.05%	2.41%

	March 31,	December 31,
Period-end	2021	2020
Total assets	$17,335,116	$16,584,779
Loans, net of unearned income	$9,676,318	$9,427,660
Allowance for credit losses	$148,294	$149,140
Securities, including equity securities and FHLB stock	$5,519,995	$5,233,839
Deposits	$14,767,466	$13,869,862
Shareholders’ equity	$2,275,063	$2,347,607
Nonperforming assets
Nonaccrual loans	$33,581	$34,806
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	521	553
Total nonperforming assets	$34,102	$35,359
Nonperforming loans to period-end loans	0.35%	0.37%
Nonperforming assets to period-end assets	0.20%	0.21%
Allowance for credit losses to period-end loans	1.53%	1.58%
Net loan charge-offs (for the three months ended)	$46	$3,128
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Earnings	(dollars in thousands except per share amounts)
Net interest income	$123,994	$131,112	$124,726	$121,851	$122,422
Provision (recapture) for credit losses	$(800)	$(4,700)	$7,400	$33,500	$41,500
Noninterest income	$23,166	$23,562	$22,472	$37,259	$21,207
Noninterest expense	$83,559	$84,300	$85,115	$80,833	$84,271
Net income	$51,853	$58,300	$44,734	$36,582	$14,628
Per Common Share
Earnings (basic)	$0.73	$0.82	$0.63	$0.52	$0.20
Earnings (diluted)	$0.73	$0.82	$0.63	$0.52	$0.20
Book value	$31.71	$32.79	$32.14	$31.80	$30.93
Averages
Total assets	$16,891,682	$16,477,246	$15,965,485	$15,148,488	$13,995,632
Interest-earning assets	$15,419,371	$15,010,392	$14,492,435	$13,657,719	$12,487,550
Loans	$9,586,984	$9,533,655	$9,744,336	$9,546,099	$8,815,755
Securities, including equity securities and FHLB stock	$5,230,304	$4,765,158	$3,948,041	$3,591,693	$3,618,567
Deposits	$14,212,616	$13,864,027	$13,318,485	$12,220,415	$10,622,379
Interest-bearing deposits	$7,121,300	$6,873,405	$6,527,695	$6,037,107	$5,383,203
Interest-bearing liabilities	$7,217,471	$6,954,287	$6,659,119	$6,514,012	$6,375,931
Noninterest-bearing deposits	$7,091,316	$6,990,622	$6,790,790	$6,183,308	$5,239,176
Shareholders’ equity	$2,346,593	$2,311,070	$2,293,771	$2,254,349	$2,193,051
Financial Ratios
Return on average assets	1.23%	1.42%	1.12%	0.97%	0.42%
Return on average common equity	8.84%	10.09%	7.80%	6.49%	2.67%
Average equity to average assets	13.89%	14.03%	14.37%	14.88%	15.67%
Shareholders’ equity to total assets	13.12%	14.16%	14.18%	14.30%	15.77%
Net interest margin (tax equivalent)	3.31%	3.52%	3.47%	3.64%	4.00%
Period-end
Total assets	$17,335,116	$16,584,779	$16,233,424	$15,920,944	$14,038,503
Loans, net of unearned income	$9,676,318	$9,427,660	$9,688,947	$9,771,898	$8,933,321
Allowance for credit losses	$148,294	$149,140	$156,968	$151,546	$122,074
Securities, including equity securities and FHLB stock	$5,519,995	$5,233,839	$4,305,425	$3,723,492	$3,591,408
Deposits	$14,767,466	$13,869,862	$13,600,260	$13,131,477	$10,812,756
Shareholders’ equity	$2,275,063	$2,347,607	$2,301,981	$2,276,755	$2,213,602
Goodwill	$765,842	$765,842	$765,842	$765,842	$765,842
Other intangible assets, net	$24,810	$26,734	$28,745	$30,938	$33,148
Nonperforming assets
Nonaccrual loans	$33,581	$34,806	$47,231	$53,732	$47,647
OREO and OPPO	521	553	623	747	510
Total nonperforming assets	$34,102	$35,359	$47,854	$54,479	$48,157
Nonperforming loans to period-end loans	0.35%	0.37%	0.49%	0.55%	0.53%
Nonperforming assets to period-end assets	0.20%	0.21%	0.29%	0.34%	0.34%
Allowance for credit losses to period-end loans	1.53%	1.58%	1.62%	1.55%	1.37%
Net loan charge-offs	$46	$3,128	$1,978	$4,028	$5,026

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial loans:
Commercial real estate	$4,081,915	$4,062,313	$4,027,035	$4,032,643	$3,969,974
Commercial business	3,792,813	3,597,968	3,836,009	3,859,513	3,169,668
Agriculture	751,800	779,627	850,290	845,950	754,491
Construction	282,534	268,663	273,176	304,015	308,186
Consumer loans:
One-to-four family residential real estate	735,314	683,570	665,432	692,837	690,506
Other consumer	31,942	35,519	37,005	36,940	40,496
Total loans	9,676,318	9,427,660	9,688,947	9,771,898	8,933,321
Less: Allowance for credit losses	(148,294)	(149,140)	(156,968)	(151,546)	(122,074)
Total loans, net	$9,528,024	$9,278,520	$9,531,979	$9,620,352	$8,811,247
Loans held for sale	$26,176	$26,481	$24,407	$28,803	$9,701

	March 31,	December 31,	September 30,	June 30,	March 31,
Loan Portfolio Composition - Percentages	2021	2020	2020	2020	2020
Commercial loans:
Commercial real estate	42.2%	43.0%	41.5%	41.2%	44.5%
Commercial business	39.2%	38.2%	39.6%	39.5%	35.5%
Agriculture	7.8%	8.3%	8.8%	8.7%	8.4%
Construction	2.9%	2.8%	2.8%	3.1%	3.4%
Consumer loans:
One-to-four family residential real estate	7.6%	7.3%	6.9%	7.1%	7.7%
Other consumer	0.3%	0.4%	0.4%	0.4%	0.5%
Total loans	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$7,424,472	$6,913,214	$6,897,054	$6,719,437	$5,323,908
Money market	2,913,689	2,780,922	2,708,949	2,586,376	2,313,717
Interest-bearing demand	1,512,808	1,433,083	1,322,618	1,274,058	1,131,874
Savings	1,282,151	1,169,721	1,109,155	1,035,723	905,931
Interest-bearing public funds, other than certificates of deposit	662,461	656,273	635,980	623,496	405,810
Certificates of deposit, less than $250,000	198,568	201,805	204,578	210,357	214,449
Certificates of deposit, $250,000 or more	107,421	108,935	105,041	104,330	109,659
Certificates of deposit insured by the CD Option of IntraFi Network Deposits	25,929	23,105	22,609	17,078	17,171
Brokered certificates of deposit	5,000	5,000	5,000	8,427	12,259
Reciprocal money market accounts	634,967	577,804	589,276	552,195	377,980
Subtotal	14,767,466	13,869,862	13,600,260	13,131,477	10,812,758
Valuation adjustment resulting from acquisition accounting	—	—	—	—	(2)
Total deposits	$14,767,466	$13,869,862	$13,600,260	$13,131,477	$10,812,756

	March 31,	December 31,	September 30,	June 30,	March 31,
Deposit Composition - Percentages	2021	2020	2020	2020	2020
Demand and other noninterest-bearing	50.4%	49.8%	50.7%	51.2%	49.2%
Money market	19.7%	20.1%	19.9%	19.7%	21.4%
Interest-bearing demand	10.2%	10.3%	9.7%	9.7%	10.5%
Savings	8.7%	8.4%	8.2%	7.9%	8.4%
Interest-bearing public funds, other than certificates of deposit	4.5%	4.7%	4.7%	4.7%	3.8%
Certificates of deposit, less than $250,000	1.3%	1.5%	1.5%	1.6%	2.0%
Certificates of deposit, $250,000 or more	0.7%	0.8%	0.8%	0.8%	1.0%
Certificates of deposit insured by the CD Option of IntraFi Network Deposits	0.2%	0.2%	0.2%	0.1%	0.2%
Brokered certificates of deposit	—%	—%	—%	0.1%	0.1%
Reciprocal money market accounts	4.3%	4.2%	4.3%	4.2%	3.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2021			March 31, 2020
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,586,984	$101,477	4.29%	$8,815,755	$108,665	4.96%
Taxable securities	4,624,175	22,816	2.00%	3,209,110	21,088	2.64%
Tax exempt securities (2)	606,129	3,492	2.34%	409,457	2,914	2.86%
Interest-earning deposits with banks	602,083	152	0.10%	53,228	141	1.07%
Total interest-earning assets	15,419,371	127,937	3.36%	12,487,550	132,808	4.28%
Other earning assets	242,684			232,361
Noninterest-earning assets	1,229,627			1,275,721
Total assets	$16,891,682			$13,995,632
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$3,450,750	$699	0.08%	$2,633,931	$1,728	0.26%
Interest-bearing demand	1,449,642	265	0.07%	1,125,691	484	0.17%
Savings accounts	1,221,431	40	0.01%	897,276	43	0.02%
Interest-bearing public funds, other than certificates of deposit	663,158	276	0.17%	355,401	903	1.02%
Certificates of deposit	336,319	205	0.25%	370,904	484	0.52%
Total interest-bearing deposits	7,121,300	1,485	0.08%	5,383,203	3,642	0.27%
FHLB advances and FRB borrowings	7,408	72	3.94%	909,110	4,229	1.87%
Subordinated debentures	35,072	468	5.41%	35,253	468	5.34%
Other borrowings and interest-bearing liabilities	53,691	23	0.17%	48,365	136	1.13%
Total interest-bearing liabilities	7,217,471	2,048	0.12%	6,375,931	8,475	0.53%
Noninterest-bearing deposits	7,091,316			5,239,176
Other noninterest-bearing liabilities	236,302			187,474
Shareholders’ equity	2,346,593			2,193,051
Total liabilities & shareholders’ equity	$16,891,682			$13,995,632
Net interest income (tax equivalent)		$125,889			$124,333
Net interest margin (tax equivalent)			3.31%			4.00%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $8.3 million and $2.4 million for the three months ended March 31, 2021 and 2020, respectively. The incremental accretion income on acquired loans was $1.1 million and $1.5 million for the three months ended March 31, 2021 and 2020, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.2 million and $1.3 million for the three months ended March 31, 2021 and 2020, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $733 thousand and $612 thousand for the three months ended March 31, 2021 and 2020, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	March 31, 2021			December 31, 2020
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,586,984	$101,477	4.29%	$9,533,655	$108,576	4.53%
Taxable securities	4,624,175	22,816	2.00%	4,207,607	23,045	2.18%
Tax exempt securities (2)	606,129	3,492	2.34%	557,551	3,377	2.41%
Interest-earning deposits with banks	602,083	152	0.10%	711,579	181	0.10%
Total interest-earning assets	15,419,371	127,937	3.36%	15,010,392	135,179	3.58%
Other earning assets	242,684			239,798
Noninterest-earning assets	1,229,627			1,227,056
Total assets	$16,891,682			$16,477,246
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$3,450,750	$699	0.08%	$3,395,343	$732	0.09%
Interest-bearing demand	1,449,642	265	0.07%	1,359,222	293	0.09%
Savings accounts	1,221,431	40	0.01%	1,141,165	36	0.01%
Interest-bearing public funds, other than certificates of deposit	663,158	276	0.17%	638,107	310	0.19%
Certificates of deposit	336,319	205	0.25%	339,568	255	0.30%
Total interest-bearing deposits	7,121,300	1,485	0.08%	6,873,405	1,626	0.09%
FHLB advances and FRB borrowings	7,408	72	3.94%	7,420	73	3.91%
Subordinated debentures	35,072	468	5.41%	35,115	467	5.29%
Other borrowings and interest-bearing liabilities	53,691	23	0.17%	38,347	18	0.19%
Total interest-bearing liabilities	7,217,471	2,048	0.12%	6,954,287	2,184	0.12%
Noninterest-bearing deposits	7,091,316			6,990,622
Other noninterest-bearing liabilities	236,302			221,267
Shareholders’ equity	2,346,593			2,311,070
Total liabilities & shareholders’ equity	$16,891,682			$16,477,246
Net interest income (tax equivalent)		$125,889			$132,995
Net interest margin (tax equivalent)			3.31%			3.52%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $8.3 million and $9.1 million for the three months ended March 31, 2021 and December 31, 2020, respectively. The incremental accretion income on acquired loans was $1.1 million and $1.3 million the three months ended March 31, 2021 and December 31, 2020, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.2 million for both the three months ended March 31, 2021 and December 31, 2020. The tax equivalent yield adjustment to interest earned on tax exempt securities was $733 thousand and $709 thousand for the three months ended March 31, 2021 and December 31, 2020, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin (tax equivalent) and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin (tax equivalent) and operating efficiency ratio to the Company, there are no standardized definitions for them. As a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin (tax equivalent) and operating efficiency ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$125,889	$132,995	$124,333
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on acquired loans	(1,055)	(1,323)	(1,491)
Premium amortization on acquired securities	520	606	1,127
Interest reversals on nonaccrual loans (2)	—	146	788
Operating net interest income (tax equivalent) (1)	$125,354	$132,424	$124,757
Average interest earning assets	$15,419,371	$15,010,392	$12,487,550
Net interest margin (tax equivalent) (1)	3.31%	3.52%	4.00%
Operating net interest margin (tax equivalent) (1)	3.30%	3.51%	4.02%

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$83,559	$84,300	$84,271
Adjustments to arrive at operating noninterest expense:
Net benefit (cost) of operation of OREO and OPPO	73	(32)	(4)
Loss on asset disposals	(6)	—	(4)
Business and Occupation (“B&O”) taxes	(1,259)	(1,543)	(624)
Operating noninterest expense (numerator B)	$82,367	$82,725	$83,639

Net interest income (tax equivalent) (1)	$125,889	$132,995	$124,333
Noninterest income	23,166	23,562	21,207
Bank owned life insurance tax equivalent adjustment	415	430	424
Total revenue (tax equivalent) (denominator A)	$149,470	$156,987	$145,964

Operating net interest income (tax equivalent) (1)	$125,354	$132,424	$124,757
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gain, net	—	(36)	(249)
Gain on asset disposals	—	(381)	(21)
Operating noninterest income (tax equivalent)	23,581	23,575	21,361
Total operating revenue (tax equivalent) (denominator B)	$148,935	$155,999	$146,118
Efficiency ratio (tax equivalent) (numerator A/denominator A)	55.90%	53.70%	57.73%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	55.30%	53.03%	57.24%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $1.9 million for each of the three months ended March 31, 2021, December 31, 2020 and March 31, 2020.
(2) Beginning January 2021, interest reversals on nonaccrual loans is no longer a component of these non-GAAP financial measures.

Non-GAAP Financial Measures - Continued
The Company considers its pre-tax, pre-provision income to be a useful measurement in evaluating the earnings of the Company as it provides a method to assess income. Despite the usefulness of this measure to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the pre-tax, pre-provision income:

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Pre-tax, pre-provision income:	(in thousands)
Income before income taxes	$64,401	$75,074	$17,858
Provision (recapture) for credit losses	(800)	(4,700)	41,500
Pre-tax, pre-provision income	$63,601	$70,374	$59,358

The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for them. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the tangible common equity ratio:

	March 31,	December 31,	March 31,
	2021	2020	2020
Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,275,063	$2,347,607	$2,213,602
Adjustments to arrive at tangible common equity:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(24,810)	(26,734)	(33,148)
Tangible common equity (numerator B)	$1,484,411	$1,555,031	$1,414,612
Total assets (denominator A)	$17,335,116	$16,584,779	$14,038,503
Adjustments to arrive at tangible assets:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(24,810)	(26,734)	(33,148)
Tangible assets (denominator B)	$16,544,464	$15,792,203	$13,239,513
Shareholders’ equity to total assets (numerator A/denominator A)	13.12%	14.16%	15.77%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	8.97%	9.85%	10.68%
Common shares outstanding (denominator C)	71,739	71,598	71,575
Book value per common share (numerator A/denominator C)	$31.71	$32.79	$30.93
Tangible book value per common share (numerator B/denominator C)	$20.69	$21.72	$19.76

Non-GAAP Financial Measures - Continued
The Company considers its ratio of allowance for credit losses to period-end loans, excluding PPP loans, to be a useful measurement in evaluating the adequacy of the amount of allowance for credit losses to loans of the Company as PPP loans are guaranteed by the U.S. Small Business Administration and thus do not require the same amount of reserve for credit losses as do other loans. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following table reconciles the Company’s calculation of the allowance for credit losses to period-end loans:

	March 31,	December 31,
	2021	2020
Allowance coverage ratio non-GAAP reconciliation:	(dollars in thousands)
Allowance for credit losses ("ACL") (numerator)	$148,294	$149,140

Total loans (denominator A)	9,676,318	9,427,660
Less: PPP loans (0% Allowance)	894,080	651,585
Total loans, net of PPP loans (denominator B)	$8,782,238	$8,776,075

ACL to period end loans (numerator / denominator A)	1.53%	1.58%
ACL to period end loans, excluding PPP loans (numerator / denominator B)	1.69%	1.70%

The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$51,853	$58,300	$14,628
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	1,924	2,011	2,310
Tax effect on intangible amortization	(404)	(422)	(485)
Tangible income applicable to common shareholders (numerator B)	$53,373	$59,889	$16,453
Average shareholders’ equity (denominator A)	$2,346,593	$2,311,070	$2,193,051
Adjustments to arrive at average tangible common equity:
Average intangibles	(791,714)	(793,510)	(800,079)
Average tangible common equity (denominator B)	$1,554,879	$1,517,560	$1,392,972
Return on average common equity (numerator A/denominator A) (1)	8.84%	10.09%	2.67%
Return on average tangible common equity (numerator B/denominator B) (2)	13.73%	15.79%	4.72%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.